Exhibit 99.1

CREDIT AGREEMENT

Dated as of July 13, 2005

Between

Trinity Learning Corporation
as the Borrower,

Instream Investment Partners, LLC,
as the Administrative Agent,

and

the Lenders Party Hereto

TABLE OF CONTENTS

Page

ARTICLE I

Definitions and Accounting Matters

Section 1.01 Section 1.02 Section 1.03 Section 1.04	Terms Defined Above Certain Defined Terms Accounting Terms and Determinations Terms Generally; Rules of Construction

ARTICLE II

Commitments

Section 2.01 Section 2.02 Section 2.03 Section 2.04 Section 2.05 Section 2.06 Section 2.07 Section 2.08 Section 2.09 Section 2.10	Term Loans
Fees
Interest Rate and Certain Other Terms
Mandatory Prepayments
Optional Prepayments
Funding of the Loans; Sharing of Payments
Taxes
Lockbox Account.
Lock Box and Lockbox Bank
Casualty Proceeds

ARTICLE III

Conditions Precedent

Section 3.01 Section 3.02	Closing Date Conditions Precedent Additional Conditions Precedent

ARTICLE IV

Representations and Warranties

Section 4.01
Section 4.02
Section 4.03
Section 4.04
Section 4.05
Section 4.06
Section 4.07
Section 4.08
Section 4.09
Section 4.10
Section 4.11
Section 4.12
Section 4.13
Section 4.14
Section 4.15
Section 4.16
Section 4.17
Section 4.18
Section 4.19
Section 4.20
Section 4.21
Section 4.22
Section 4.23
Section 4.24
Corporate Existence
Financial Condition
Liabilities; Litigation
No Breach
Corporate Action
Approvals
Use of Loans
ERISA
Taxes
Titles, Etc.
No Material Misstatements
Investment Company Act
Public Utility Holding Company Act
Subsidiaries and Partnerships
Location of Business and Offices
Environmental Matters
Defaults
Compliance with the Law
Solvency
Collateral
Intellectual Property
Material Contracts
Employee and Labor Matters
Customers and Suppliers

ARTICLE V

Affirmative Covenants

Section 5.01 Section 5.02 Section 5.03 Section 5.04 Section 5.05 Section 5.06	Financial Statements and Other Reports Litigation Corporate Existence, Etc. Further Assurances Sale of Equity Perfection of Security Interest in Accounts Receivable

ARTICLE VI

Negative Covenants

Section 6.01
Section 6.02
Section 6.03
Section 6.04
Section 6.05
Section 6.06
Section 6.07
Section 6.08
Section 6.09
Section 6.10
Section 6.11
Section 6.12
Section 6.13
Section 6.14
Section 6.15
Section 6.16
Section 6.17
Debt
Liens
Investments, Loans and Advances
Dividends, Distributions and Redemptions
Sales and Leasebacks
Nature of Business
Limitation on Leases
Mergers, Etc.
ERISA Compliance
Sale or Discount of Receivables
Tangible Net Worth
Current Ratio
Assets/Debt Ratio
Capital Expenditures
Minimum Cash Balances
Environmental Matters
Collateral Coverage Ratio

ARTICLE VII

Events of Default

Section 7.01 Events of Default

ARTICLE VIII

Administrative Agent

Section 8.01 Section 8.02	Administrative Agent Collateral Matters

ARTICLE IX

Miscellaneous

Section 9.01 Section 9.02 Section 9.03 Section 9.04 Section 9.05 Section 9.06 Section 9.07 Section 9.08 Section 9.09 Section 9.10 Section 9.11 Section 9.12 Section 9.13 Section 9.14	Waiver
Notices
Payment of Expenses, Indemnities, Etc.
Amendments, Etc.
Successors and Assigns
Invalidity
Counterparts
Captions
No Oral Agreements
Governing Law
Interest
Waiver of Jury Trial
USA Patriot Act Notice
Securitization

Exhibits
Exhibit A Exhibit B		Form of Note Additional Security Instruments

Schedules

Schedule A Schedule 3.01(g) Schedule 4.02 Schedule 4.03 Schedule 4.14 Schedule 4.21 Schedule 4.22 Schedule 4.24	– – – – – – – –	Lenders and Commitments Liens and Security Interests Material Adverse Effect—Financial Conditions Litigation Subsidiaries Intellectual Property Material Contracts Customers and Suppliers

THIS CREDIT AGREEMENT dated as of July 13, 2005, among Trinity Learning Corporation, a corporation duly organized and validly existing under the laws of the State of Utah (the “Borrower”), Instream Investment Partners, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Lenders from time to time party hereto (the “Lenders”).

In consideration of the mutual covenants and agreements herein contained and of the Loans and Commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01 Terms Defined Above. As used in this Agreement, the terms “Administrative Agent”, “Borrower”, and “Lenders” shall have the meanings indicated above.

Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Account” shall have the meaning assigned to such term in Section 9-102 of the Uniform Commercial Code of the State of New York.

“Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Agreement” shall mean this Credit Agreement, as the same may from time to time be amended, supplemented or modified.

“Applicable Percentage” means with respect to each Lender, the percentage of the total Commitments representing such Lender’s Commitment. The Applicable Percentages as of the date hereof are sent forth on Schedule A.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed.

“Carrollton Facility” shall mean that certain facility located at 4101 International Parkway, Carrollton, Texas.

“Carrollton Capital Lease” shall mean that certain Lease Agreement dated as of July 21, 1997 (as amended by an Assignment of Lease, dated as of July 21, 1997, Lease Amendment No. 1, dated May 20, 1998, and Lease Amendment No. 2, dated September 1, 1998) among Westcott Communications, Inc. (now known as Trinity Workplace Learning Corporation) as tenant and TIG Development Property Account I, Inc. as landlord.

“Cash Equivalents” means Investments of the type set forth in Section 6.03(b), (c) and (d).

“Cash Receipts” means all cash or Cash Equivalents received by or on behalf of the Borrower and its Subsidiaries with respect to the following: (a) cash representing operating revenue earned or to be earned by the Borrower and its Subsidiaries, (b) any insurance proceeds received by the Borrower or its Subsidiaries other than Casualty Proceeds, and (c) any other cash or Cash Equivalents received by the Borrower or its Subsidiaries from whatever source; provided that the Loans shall not constitute “Cash Receipts”.

“Casualty Proceeds” has the meaning given such term in Section 2.08(b)(iv).

“Casualty Proceeds Account” has the meaning given such term in Section 2.10.

“Closing Date” shall mean July 13, 2005.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral Coverage Ratio” shall mean, as of any date, an amount equal to the ratio of (A) the sum of cash in the Lockbox Account or Cash Equivalents upon which the Administrative Agent has a perfected first priority lien plus Eligible Accounts Receivable of the Borrower and its consolidated Subsidiaries (if any), all determined as of such date on a consolidated basis in accordance with GAAP and reflected on Borrower’s consolidated balance sheet, to (B) the unpaid principal amount of the Loans.

“Collateral Coverage Ratio Certificate” means the certificate delivered under Section 5.01(f).

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make its Loans to the Borrower, expressed as an amount representing the maximum aggregate amount of such Lender’s credit exposure hereunder. The maximum amount of each Lender’s Commitment is set forth on Schedule A. The total aggregate amount of the Lenders’ Commitments is Four Million Five Hundred Thousand and no/100 Dollars ($4,500,000.00).

“Consolidated Net Income” shall mean with respect to the Borrower and its consolidated Domestic Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its consolidated Domestic Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) any extraordinary gains or losses during such period; (b) non-cash gains, losses or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives; and (c) any gains or losses attributable to writeups or writedowns of assets, including writedowns under FASB Statement Nos. 19, 121, 142, 143 and 144.

“Current Asset” shall mean, as of any date, the aggregate amount of all of the assets of the Borrower and the Domestic Subsidiaries (if any) that, as of such date, would, in accordance with GAAP (but excluding any assets that, pursuant to FAS Statement No. 133, would be considered to be non-cash assets), properly be defined as current assets.

“Current Liabilities” shall mean, as of any date, (a) the aggregate amount of all the current liabilities of the Borrower and the Domestic Subsidiaries (if any), as determined as of such date in accordance with GAAP (but excluding any liabilities that, pursuant to FAS Statement No.133, would be considered to be non-cash obligations), but in any event shall include all liabilities except (i) the unpaid principal amount of the Loan and (ii) those having a maturity date that is more than one year from the date as of which such computation is being made (b) minus any deferred revenues as of such date.

“Debt” shall mean, for any Person at any time, the sum of the following (without duplication): (a) all obligations (determined as of such time) of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations (determined as of such time) of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (c) all obligations (determined as of such time) of such Person to pay the deferred purchase price of Property or services, except trade accounts payable (other than for borrowed money) arising in the ordinary course of business of such Person; (d) all obligations (determined as of such time) of such Person under leases that shall have been, or should have been, in accordance with GAAP as in effect on the date of this Agreement, recorded as of such time as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; (e) all Debt (determined as of such time) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (but, for purposes of this definition of Debt, the amount of such Debt shall be the lesser of the amount of such Debt as owed by such other Person or the fair market value of the assets of such Person on which a Lien has been granted securing such Debt as owed by such other Person; (f) all Debt of others to the extent such Debt of others is (as of such time) guaranteed by such Person or to the extent such Person is (as of such time) otherwise liable thereon as a partner or otherwise; and (g) all obligations or undertakings (determined as of such time) of such Person to maintain or cause to be maintained the financial position or covenants of Persons which are not wholly-owned Domestic Subsidiaries of the Borrower.

“Default” shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

“Default Rate” shall mean 16% per annum.

“Direction Letter” means a letter from the Borrower directing all cash receipts in the PRIMEDIA Workplace Learning — Bank of America Lockbox, Account Number 8765062585 payable to Borrower be transferred to the Lockbox Account.

“Disbursement Date” means the first (1st) Business Day of each calendar week after the Closing Date upon which Borrower has delivered a Collateral Coverage Ratio Certificate.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” means TouchVision Inc., Trinity Workplace Learning Corporation and any other Person acquired by Borrower under Section 6.03(e) who becomes a Guarantor.

“Eligible Accounts Receivable” shall mean all Accounts of the Borrower and its Domestic Subsidiaries for which the account debtors have been directed to pay amounts due to the Lockbox Account under Section 2.09, upon which the Borrower’s and its Domestic Subsidiaries’ right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which the Administrative Agent has a perfected Lien (provided that this requirement shall not apply with respect to accounts receivable owed by the United States government or agencies thereof which have not been perfected within 60 days of the Closing Date) (subject only to Liens permitted under Section 6.02) (less the Borrower’s allowance for doubtful Accounts), and such Accounts shall be valued net of any reserves in connection therewith required to be established by GAAP. The term “Eligible Accounts Receivable” shall not include (i) Accounts which are unpaid more than 90 days from the invoice date thereof, or that were not billed in the ordinary course of Borrower’s or its Domestic Subsidiaries’ businesses (provided failure to bill on specific dates as provided for in customer terms and conditions or other instances where Borrower’s or its Domestic Subsidiaries’ actions are immaterially different from their stated billing practices will not be deemed to be outside of Borrower’s and its Domestic Subsidiaries’ ordinary course of business); provided, however, that “120” shall be substituted for “90” in this clause (i) for Accounts with Persons who (a) are governmental account debtors, (b) are Investment Grade Account Debtors or (c) have a satisfactory Dun & Bradstreet, Inc. score or credit rating if such Persons are not rated by Moody’s or Standard and Poor’s; (ii) any account for which there exists a right of set-off, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment (and for which no defense or counterclaim has been asserted)), solely to the extent of such set-off, defense or discount; (iii) any account arising from a “consignment”; (iv) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, partner, parent or Subsidiary of the Borrower or any Affiliate of the Borrower; (v) any accounts arising from sales of goods or services in which the performance of the Borrower has been bonded by an issued performance bond; (vi) any Account which any officer of Borrower or any Subsidiary has knowledge that the account debtor has claimed that such Account is subject to set-off, counterclaim, defense, allowance or adjustment, solely to the extent of such set-off, counterclaim, defense, allowance or adjustment; (vii) any Account where the account debtor is the subject of bankruptcy or insolvency proceedings; (viii) Accounts if generated by a Subsidiary not domiciled in the United States of America or the account debtor is not domiciled in the United States of America, subject to an allowance for up to $200,000 of such Accounts to be included in Eligible Accounts Receivable; (ix) any accounts that exceed a 20% customer concentration limit and (x) any accounts deemed ineligible by the Lenders in their reasonable discretion.

“Environmental Laws” shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which any Loan Party or any of its Subsidiaries is conducting or at any time has conducted business, or where any Property of any Loan Party or any of its Subsidiaries is located, or where any hazardous substances generated by or disposed of by any of them is located, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The terms “hazardous substance,” “release” and “threatened release” have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply prospectively subsequent to the effective date of such amendment with respect to all provisions of this Agreement other than Article IV hereof, and provided further that, to the extent the laws of the state in which any Property of any Loan Party or any of its Subsidiaries is located establish a meaning for “hazardous substance,” “contaminants,” “release,” “solid waste” or “disposal” that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply prospectively.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean the Borrower and any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Loan Party or is under common control (within the meaning of Section 414(c) of the Code) with any Loan Party.

“Event of Default” shall have the meaning assigned to that term in Section 7.01.

“Existing Credit Agreement” shall mean that certain Securities Purchase Agreement, dated as of August 31, 2004, between Borrower and Laurus Master Fund, Ltd, together with the Related Agreements (as that term is defined therein).

“Financial Statements” shall mean the financial statements of the Borrower and its Domestic Subsidiaries described or referred to in Section 4.02.

“GAAP” shall mean United States generally accepted accounting principles, as in effect at the relevant time.

“Governmental Authority” shall mean the United States, the state, county, parish, province, municipal and political subdivisions in which any Property of any Loan Party or any of its Domestic Subsidiaries is located or that exercises competent jurisdiction over any such Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises competent jurisdiction over any such Property.

“Governmental Requirement” shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

“Guarantor” shall have the meaning ascribed such term in the Guarantee and Collateral Agreement.

“Guarantee and Collateral Agreement” shall mean an agreement executed by each Domestic Subsidiary in form and substance satisfactory to the Lenders, guarantying unconditionally payment of the Indebtedness and pledging as collateral for the performance of such guarantee all of the assets of such Domestic Subsidiary.

“Highest Lawful Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other indebtedness under laws applicable to the Lenders that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Indebtedness” shall mean any and all amounts owing or to be owing by the Borrower to the Lenders in connection with the Notes, or any Security Instrument, including this Agreement, and all renewals, extensions, replacements, amendments and/or rearrangements thereof, but excluding amounts owed as a result of Section 2.07(e) following the termination of this Agreement.

“Indemnified Parties” shall have the meaning assigned to such term in Section 9.03.

“Investment Grade Account Debtor” shall mean account debtors who have a credit rating of (1) BBB or higher by Standard and Poor’s or (2) Baa2 or higher by Moody’s.

“Liens” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” shall mean this Agreement, the Notes and the Security Instruments.

“Loan Party” shall mean the Borrower and each Domestic Subsidiary that executes the Guarantee and Collateral Agreement.

“Loans” shall mean any Loan made under Section 2.01.

“Lock Box” shall have the meaning given such term in Section 2.09(a).

“Lockbox Account” shall have the meaning given such term in Section 2.08.

“Lockbox Bank” shall have the meaning given such term in Section 2.08.

“Material Adverse Effect” shall mean any material and adverse effect on (a) the assets, liabilities, sales, financial condition, business, operations, affairs, circumstances or prospects of the Borrower and the Domestic Subsidiaries (taken as a whole) from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any other Security Instrument, (ii) the ability of any Loan Party to carry out its business as the same is conducted at the date of this Agreement or as the same is proposed at the date of this Agreement to be conducted or meet its obligations under the Notes, this Agreement or the other Loan Documents on a timely basis or (iii) the rights and remedies of the Lenders under the Notes, this Agreement or any Security Instrument.

“Maturity Date” shall mean January 13, 2007.

“Multiemployer Plan” shall mean a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Accounts” shall mean all Accounts for which the account debtors have been directed to pay amounts due to the Lockbox Account under Section 2.09 less allowance for doubtful credits.

“Note” shall mean any Note in substantially the form of Exhibit A hereto executed by the Borrower to evidence Loans made to it in connection with this Agreement and all renewals, extensions and rearrangements thereof.

“Operating Account” has the meaning assigned such term in Section 2.08.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Plan” shall mean an employee pension benefit or other plan established or maintained by any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Property” shall mean any interest in any kind of property or asset used in the business of Borrower and its Domestic Subsidiaries, whether real, personal or mixed, or tangible or intangible.

“Rating Agencies” shall have the meaning assigned to such term in Section 9.14.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, executed as of the date hereof by the Borrower and Administrative Agent.

“Securitization” shall have the meaning assigned to such term in Section 9.14.

“Security Instruments” shall mean the Guarantee and Collateral Agreement, the additional Security Instruments set forth in Exhibit B and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of, the Notes or this Agreement, as such agreements may be amended or supplemented from time to time.

“Subsidiary” shall mean, with respect to any specified Person, any other Person the accounts of which would be consolidated with such specified Person in its consolidated financial statements in accordance with GAAP, as well as any other Person (a) securities or other ownership interest representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests of which are, as of such date, owned, controlled or held by such specified Person, or (b) that is, as of such date, otherwise controlled, by such specified Person or by one or more of its Subsidiaries or by such specified Person and one or more of its Subsidiaries; provided, however, that for purposes of Section 4 (other than Section 4.14), the definition of “Subsidiary” shall not include the “Section 4 Excluded Subsidiaries” identified on Schedule 4.14.

“Tangible Net Worth” shall mean, as of any date, the amount by which the total assets of the Borrower and the Domestic Subsidiaries (if any), determined as of such date on a consolidated basis in accordance with GAAP, exceed total liabilities of the Borrower and the Domestic Subsidiaries (if any), determined as of such date on a consolidated basis, in accordance with GAAP, less notes receivable or Accounts of the Borrower owed by affiliates (as that term is defined by GAAP) (but only to the extent such note receivable and Accounts have not already been deducted in consolidation).

“Warrant Agreement” shall mean that certain Warrant Agreement, executed as of the date hereof by the Borrower and Administrative Agent.

Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lenders hereunder shall be prepared, in accordance with GAAP as in effect, applied on a basis consistent with the financial statements referred to in Section 4.02.

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Security Instrument shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II

Commitments

Section 2.01 Term Loans.

(a) Types of Loans. The Lenders agree on the Closing Date subject to the terms of this Agreement, to make a term loan in an aggregate principal amount of $3,500,000 and each Lender severally agrees to make such term loan equal to its Applicable Percentage of such amount. In addition, the Lenders agree from and after the Closing Date up through and including January 13, 2006, to make additional loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding $1,000,000 (together with the aforementioned term loan, the “Loans”) and each Lender severally agrees to make such additional loans equal to its Applicable Percentage of such amount. The Loans are not revolving and amounts repaid may not be reborrowed. At 3:00 p.m., New York City time on January 13, 2006, the Commitments shall terminate and any amounts not borrowed prior to such time shall not be available to the Borrower. The failure of any Lender to make the Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make its Loan as required.

(b) Request for Loans. To request an additional Loan, the Borrower shall notify the Administrative Agent of such request by telephone, not later than 12:00 noon, New York time, three Business Days before the date of the proposed Loan. Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written request shall specify the following information in compliance with Section 2.01(a):

(i) the aggregate amount of the requested Loan which shall be not less than $250,000;

(ii) the date of such borrowing, which shall be a Business Day;

(iii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a borrowing request in accordance with this Section 2.01, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Loan. Each request for a Loan shall include a certification by the Borrower as to the matters set forth in Section 3.02.

Section 2.02 Fees.

(a) Origination Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders an origination fee equal to $135,000.

(b) Administrative Fee. On the Closing Date and first day of January, April, July and October, commencing October 1, 2005, the Borrower shall pay to the Administrative Agent for the account of the Lenders in cash an administrative fee equal to $5,000.

Section 2.03 Interest Rate and Certain Other Terms.

(a) The Loans shall bear interest at the lesser of 12% per annum or the Highest Lawful Rate; provided that during a Default or Event of Default, the Loans shall bear interest at the lesser of the Default Rate or the Highest Lawful Rate.

(b) The Loans made by each Lender shall be evidenced by the Notes dated as of the Closing Date, payable to the order of such Lender in a principal amount equal to the Commitment of such Lenders and otherwise duly completed. The interest payment dates and certain of the terms shall be as set out in such Note. Accrued interest will be due and payable monthly in arrears. All payments made on account of the principal of a Note shall be recorded by the relevant Lender on its books and, prior to any transfer of such Note, endorsed by such Lender on the schedule attached to such Note or any continuation thereof, provided that any failure to make such notation shall not affect the Borrower’s obligation in respect thereof.

Section 2.04 Mandatory Prepayments.

(a) Except for Debt permissible under Section 6.01 (b), (c), (d), (e) and (g) if any Debt shall be issued or incurred by any Loan Party and the Borrower shall receive cash proceeds therefrom, the Borrower agrees to pay, and/or shall cause the Domestic Subsidiaries to pay, an amount equal to 50% of the net cash proceeds of such Debt to be applied on the date of such issuance or incurrence as set forth in Section 2.04(e).

(b) If any Loan Party shall receive $5,000,000 or more in net cash proceeds from any sale or issuance of equity or capital stock of any Loan Party, then the Borrower agrees to pay, and/or shall cause its Domestic Subsidiaries to pay, an amount equal to 50% of the net cash proceeds from such sale or issuance of equity or capital stock in excess of $5,000,000 to be applied as set forth in Section 2.04(e).

(c) If at the time of delivery of the Collateral Coverage Ratio Certificate, the Collateral Coverage Ratio is less than the ratio set forth below for each corresponding period set forth below, then the Borrower shall on the next Business Day after delivery of the weekly Collateral Coverage Ratio Certificate to the Lenders, make a prepayment on the Loans in an amount sufficient to increase the Collateral Coverage Ratio to the required ratio, together with all accrued and unpaid interest on the amount prepaid.

Period	Ratio

Closing Date-3/31/06 4/1/06-6/30/06 7/1/06 and thereafter	1.0:1.0 1.125:1.0 1:25:1.0

(d) The Borrower agrees to prepay, and/or shall cause its Subsidiaries to prepay, the Loans in an amount equal to 50% of the net cash proceeds, calculated on an after-tax basis, received on account of all asset sales or other dispositions (except the sale of inventory in the ordinary course of business) generating, and to the extent that, the net after-tax proceeds individually or in the aggregate in excess of $25,000 in any calendar year. Such prepayment shall be made within five (5) days after such threshold is exceeded and such net cash proceeds shall be applied as set forth in Section 2.04(e).

(e) Amounts to be applied in connection with prepayments made pursuant to this Section 2.04 shall be applied, first, to pay any fees and expenses then due, second, to pay accrued and unpaid interest, and third, to prepay any outstanding Loans.

Section 2.05 Optional Prepayments. The Borrower may at any time and from time to time prepay, in whole or in part, and without premium or penalty, the Loans, by giving written notice the Lenders at least five days prior thereto, which notice shall be irrevocable and shall specify the date and amount of prepayment, subject to the requirements of this Section 2.05.

Section 2.06 Funding of the Loans; Sharing of Payments

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of amounts payable) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a business day, the date for payment shall be extended to the next succeeding business day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees or other amounts then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans provided that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.07 Taxes.

(a) Any and all payments by any Loan Party hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”). To the extent any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any Lender (or any Transferee) and the Administrative Agent or such Lender (as the case may be) is not entitled to a credit for, or to a refund of, such amount deducted, (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes and the other Loan Documents (“Other Taxes”). To the extent available, each Loan Party shall deliver to the Administrative Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold the Administrative Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that Administrative Agent and each Lender shall provide reasonable prior notice before any such Taxes or Other Taxes are paid by Administrative Agent or each Lender, as the case may be, so that Borrower can seek to challenge the imposition of such Taxes or Other Taxes. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(d) Any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Lender (or Transferee) to disclose any information such Lender (or Transferee) deems confidential and would not, in the reasonable determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

(e) The obligations of the Loan Parties under this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.08 Lockbox Account.

(a) The Borrower and the Administrative Agent shall establish by the Closing Date and maintain at the Borrower’s expense an interest-bearing account (the “Lockbox Account”) under Administrative Agent’s exclusive control with Cole Taylor Bank (the “Lockbox Bank”) to which all Cash Receipts to be received by the Borrower or any of its Subsidiaries shall be deposited, and the Borrower shall direct (and hereby agrees to direct) each payor of any Cash Receipts now and in the future to make payments to either the Lock Box or directly to the Lockbox Account.

(b) On each Disbursement Date, Administrative Agent (on behalf of the Lenders) shall direct the Lockbox Bank to make the following payments from the Lockbox Account in the following order of priority and to the extent funds remain available:

(i) payment of any cash or Cash Equivalents representing proceeds of insurance policies with respect to any casualty to any of the Borrower’s Property (the “Casualty Proceeds”), to the Casualty Proceeds Account subject to and in accordance with the provisions of Section 2.10;

(ii) payment of all fees, if any, owed to any of the Administrative Agent or the Lenders then due and unpaid under Section 2.02;

(iii) payment of all interest, if any, then accrued and unpaid on the Loans;

(iv) payment to the Administrative Agent and the Lenders of any other amounts due (other than principal on the Loans) under this Agreement and any of the other Loan Documents; and

(v) payment of all principal then due under Section 2.04 or which is otherwise then due and payable.

In addition, on each date after the Disbursement Date and following receipt by the Lenders of the weekly Collateral Coverage Ratio Certificate at the end of the calendar week preceding such Disbursement Date, to the extent the Collateral Coverage Ratio exceeds the ratio set forth below for each corresponding period set forth below, the Borrower may request cash on deposit in the Lockbox Account to be disbursed to the Borrower or as the Borrower so directs to an account designated by the Borrower; provided, however, that such disbursement may only be made to the extent the Borrower complies with the Collateral Coverage Ratio after giving effect to such disbursement and if the Collateral Coverage Ratio is less than the ratio set forth below for each corresponding period set forth below, the collected cash balances shall solely be applied to the principal balance and accrued interest on the Loans until either (1) the Collateral Coverage Ratio is the ratio set forth below for each corresponding period set forth below or (2) all principal and interest on the Loans have been repaid. If the Borrower elects not to deliver a Collateral Coverage Ratio Certificate pursuant to Section 5.01(f), the Borrower shall not receive any disbursements from the Lockbox Account until the Borrower delivers a Collateral Coverage Ratio Certificate and complies with the Collateral Coverage Ratio for each corresponding period set forth below.

Period	Ratio

Closing Date-3/31/06 4/1/06-6/30/06 7/1/06 and thereafter	1.0:1.0 1.125:1.0 1:25:1.0

(c) The Administrative Agent may, at its option, apply sums in the Lockbox Account to pay directly to the ultimate payee thereof some or all of the payments described in Section 2.08(b), as the Lenders elect, including advances or prepayment to third Persons of expenditures incurred in the ordinary course of Borrower’s operation of its Properties.

(d) Upon payment in full in cash of all Loans and other amounts due under this Agreement and the Loan Documents, all amounts remaining in the Lockbox Account shall be disbursed to the Borrower to the account designated by the Borrower (the “Operating Account”) in a written notice given by the Borrower to the Lenders from time to time, not later than 12:00 noon New York, New York time on a day which is two Business Days prior to the date such payment shall become due.

Section 2.09 Lock Box and Lockbox Bank. The Borrower agrees to retain the Lockbox Bank to provide certain collection services to be agreed among the Borrower, the Administrative Agent and the Lockbox Bank, pursuant to which the Lockbox Bank shall:

(a) rent a post office box in the name of the Administrative Agent (the “Lock Box”) relating to the Lockbox Account;

(b) have exclusive and unrestricted access, on behalf of the Administrative Agent and the Lenders and collect the mail delivered to the Lock Box (even though addressed to the Borrower or any of its Domestic Subsidiaries) on each business day in accordance with the Lockbox Bank’s regular collection schedule;

(c) open all items received in the Lock Box and process such items in accordance with the lock box processing procedures as set out in the deposit account control agreement between the Borrower, the Administrative Agent and the Lockbox Bank;

(d) not comply with any instruction or request of the Borrower or any of its Domestic Subsidiaries altering the processing procedures unless such instruction or request is agreed to in writing by the Administrative Agent;

(e) apply and credit to the Lockbox Account all wire transfers directed to such Lockbox Account even though such wire transfers may identify the Lockbox Account as an account of the Borrower; and

(f) not terminate or close the Lockbox Account or terminate or close the Lock Box without giving the Administrative Agent at least five (5) business days prior written notice of its intention to do so.

Neither the Borrower, any of its Domestic Subsidiaries nor any other Person or entity, acting through or under Borrower, shall have any control over the use of, or any right to withdraw any amount from, the Lock Box. At the written request of the Administrative Agent, with or without the consent of the Borrower, the Lockbox Bank will stop processing items deposited in the Lock Box and will send all such items unopened to the Administrative Agent. The Borrower authorizes the Lockbox Bank to and Lockbox Bank shall endorse checks and other payment instruments received at the Lock Box as provided in the processing procedures and to deposit such items on each business day into the Lockbox Account.

Section 2.10 Casualty Proceeds. All Casualty Proceeds are hereby assigned by the Borrower to the Administrative Agent, and the Administrative Agent shall have the right to collect any such payments, for deposit in an account at the Lockbox Bank controlled by Administrative Agent (the “Casualty Proceeds Account”). In the event of any casualty, the Borrower shall deliver within 30 days, a written report from an engineering firm acceptable to the Lenders describing the nature of the casualty, the nature of any restoration required, and a good faith estimate of the cost of such restoration. If the Lenders in their reasonable discretion determine that the remediation is not in their best interests, given the cost of such restoration and the affect such restoration would have on the amount and timing of repayment of the Loans, then the Lenders may apply such Casualty Proceeds to the prepayment of the outstanding principal balance and accrued interest of the Loans and the other Indebtedness, whether or not such Indebtedness is then due and payable. If the Lenders determine that such Casualty Proceeds shall be used for restoration, then the proceeds shall be disbursed from the Casualty Proceeds Account for such restoration in accordance with procedures reasonably determined by the Lenders consistent with construction loan funding principles. Notwithstanding the foregoing, if the Lenders determine that the Casualty Proceeds shall be used for restoration and such Casualty Proceeds are less than $25,000, then such amount shall be disbursed from the Casualty Proceeds Account to the Borrower and the Borrower shall utilize such proceeds solely for restoration of such casualty.

ARTICLE III

Conditions Precedent

Section 3.01 Closing Date Conditions Precedent. The obligation of each Lender to make its Loans hereunder is subject to the receipt by the Administrative Agent and the Lenders (and their agents and professional advisors) of all fees payable under this Agreement and the following documents and satisfaction of the other conditions provided in this Article III, each of which shall be satisfactory to the Lenders in form and substance:

(a) Certificates of the Secretary or Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors in form and substance satisfactory to the Lenders with respect to the authorization of the Notes, this Agreement and the other Loan Documents provided herein to which it is a party, (ii) the officers or other authorized Persons of such Loan Party (y) who are authorized to sign this Agreement, the Notes, and the other Loan Documents to which it is a party and (z) who will, until replaced by another officer or officers or Person duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the officers or other Persons so authorized, and (iv) the articles or certificate of incorporation and the bylaws of such Loan Party, certified as being true and complete. The Lenders may conclusively rely on such certificate until the Lenders receives notice in writing from the Borrower to the contrary.

(b) Certificates of the appropriate Governmental Authority with respect to the valid existence and good standing of each Loan Party.

(c) The Notes, duly completed and executed.

(d) The Loan Documents, duly completed and executed in sufficient number of counterparts for recording purposes, as applicable.

(e) Evidence satisfactory to the Administrative Agent that (A) the Borrower is terminating the commitments under, and repaying in full, the Existing Credit Agreement contemporaneously with the making of the Loans under this Agreement, (B) all Liens associated with the Existing Credit Agreement have been released or terminated or are being released or terminated contemporaneously with the making of such payments, and (C) satisfactory arrangements have been made for the recording and filing of such releases or terminations.

(f) One or more opinions of counsel to Loan Parties in form and substance satisfactory to the Lenders.

(g) Appropriate UCC search certificates reflecting no prior Liens or security interests other than those listed on Schedule 3.01(g).

(h) The Lenders shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof, shall be acceptable to the Lenders, in their sole and absolute discretion. Without limiting the foregoing, the Administrative Agent (i) shall be satisfied with the results of its review of all material contracts of the Loan Parties, (ii) shall be satisfied that the Loan Parties have all required governmental and third party approvals, consents, licenses and permits necessary to conduct their respective businesses, and (iii) shall have received satisfactory reference checks for key management of each Loan Party.

(i) Evidence satisfactory to the Lenders that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (i) the Loans, and (ii) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

(j) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance against such risks and in such amounts (including deductibles) as is reasonably satisfactory to the Lenders and naming the Administrative Agent as agent for the Lenders as loss payee and additional insured.

(k) Administrative Agent and the Lenders, as applicable, shall have received the payment of all fees and expenses agreed upon by such parties and the Borrower to be payable on or prior to the Closing Date.

(l) Deliver a copy of the Direction Letter to the Administrative Agent.

(m) Such other documents as the Lenders or special counsel to the Lenders may reasonably request.

Section 3.02 Additional Conditions Precedent. The obligation of each Lender to make its Loans is subject to the further conditions precedent that, as of the date such Loan is made and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no condition causing a Material Adverse Effect shall have occurred and be continuing; and (iii) the representations and warranties in Article IV and in each other Security Instrument made by each Loan Party shall be true and correct.

ARTICLE IV

Representations and Warranties

The Borrower represents and warrants to the Lenders that each representation and warranty herein is given as of the date of this Agreement:

Section 4.01 Corporate Existence. Each Loan Party: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions in which it is incorporated; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect. Each Loan Party is in good standing with and has all necessary and appropriate accreditations and certifications from the accreditation entities necessary to operate its business.

Section 4.02 Financial Condition.

(a) The domestic consolidated financial statements of the Borrower dated March 31, 2005, heretofore furnished to the Lenders, are complete and correct and fairly present in all material respects the financial condition of the Borrower and its consolidated Domestic Subsidiaries on a consolidated basis and the results of their operations as at said date and for the period stated, all in accordance with GAAP (except for normal year-end adjustments).

(b) No Loan Party had on March 31, 2005 any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as the same would, in accordance with GAAP, be required to be referred to or reflected or provided for in such Financial Statements and are so referred to or reflected or provided for in such Financial Statements. Since March 31, 2005, there has been no change or event having a Material Adverse Effect except as set forth on Schedule 4.02.

Section 4.03 Liabilities; Litigation. Except for liabilities incurred in the normal course of business or as set forth on Schedule 4.03, no Loan Party has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements. There is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting any Loan Party except as set forth on Schedule 4.03.

Section 4.04 No Breach. Neither the execution and delivery of this Agreement, the Notes, or the other Loan Documents, nor compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the respective charter or by-laws of any Loan Party or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which any Loan Party is a party or by which any Loan Party is bound or to which any Loan Party is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Loan Party pursuant to the terms of any such agreement or instrument.

Section 4.05 Corporate Action. Each Loan Party is duly authorized and empowered to execute, deliver and perform the Loan Documents to which it is a party, and the Borrower is duly authorized and empowered to create and issue the Notes; all corporate action on each Loan Party’s part requisite for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken, and on the Borrower’s part requisite for the creation and issuance of the Notes; and this Agreement does, and the Notes and other Loan Documents to which each Loan Party is a party upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of each such Loan Party, enforceable in accordance with their terms.

Section 4.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by any Loan Party of this Agreement, the Notes or the other Loan Documents to which they respectively are parties or for the validity or enforceability thereof.

Section 4.07 Use of Loans. The proceeds of the Loans shall be used by the Borrower for general working capital purposes. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loans hereunder will be used to buy or carry any margin stock.

Section 4.08 ERISA. Each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan.

Section 4.09 Taxes. The Borrower and each of the Domestic Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for such assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of each such Person, as the case may be, in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

Section 4.10 Titles, Etc. Each Loan Party has good and indefeasible fee title or a valid and enforceable leasehold interest, as applicable, to Properties, free and clear of all Liens and encumbrances except as set forth on Schedule 3.01(g).

Section 4.11 No Material Misstatements. No material information, statement, exhibit, certificate, document or report furnished to the Lenders by or on behalf of any Loan Party in connection with the negotiation of this Agreement contained any material misstatement of fact made therein by such Loan Party or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

Section 4.12 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.13 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 4.14 Subsidiaries and Partnerships. The Borrower has no Subsidiaries and no interest in any partnerships other than those disclosed on Schedule 4.14. Except as disclosed on Schedule 4.14, each of the Borrower’s Subsidiaries is wholly owned by the Borrower. IRCA, Inc. does not conduct and has not conducted any business and does not hold any assets.

Section 4.15 Location of Business and Offices. The Borrower’s principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Domestic Subsidiary is correctly stated on Schedule 4.14.

Section 4.16 Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a) Neither any Properties owned by the Borrower or any of its Subsidiaries nor the operations conducted thereon violate any Environmental Laws or the order of any court or Governmental Authority with respect to Environmental Laws;

(b) Without limitation of clause (a) above, neither any Properties owned by the Borrower or any of its Subsidiaries nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or (to the knowledge of the Borrower) threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority with respect to Environmental Laws or to any remedial obligations under Environmental Laws;

(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower or any of its Subsidiaries, including without limitation, treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed;

(d) All hazardous substances generated at any and all Property of the Borrower or any of its Subsidiaries have, while owned or leased by the Borrower, in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities, to the knowledge of the Borrower, have been and are operating in compliance with such permits;

(e) No hazardous or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any of its Subsidiaries except in compliance with Environmental Laws; and

(f) the Borrower or any of its Subsidiaries have no contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment.

Section 4.17 Defaults. No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default (in any respect which would have a Material Adverse Effect) under any material agreement or other instrument to which any of them is a party or by which any of them is bound.

Section 4.18 Compliance with the Law. The Borrower or any of its Domestic Subsidiaries have not violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of their respective Properties or the conduct of their respective business; which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

Section 4.19 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by the Borrower the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 4.20 Collateral. As of the Closing Date, the collateral covered by the Security Documents constitutes substantially all material personal Property owned by the Borrower and the Domestic Subsidiaries.

Section 4.21 Intellectual Property. Each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. Set forth on Schedule 4.21 is a complete and accurate list as of the Closing Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

Section 4.22 Material Contracts. Set forth on Schedule 4.22 is a complete and accurate list as of the Closing Date of all material contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such material contract (a) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (b) has not been otherwise amended or modified, and (c) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

Section 4.23 Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best knowledge of any Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or (c) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.24 Customers and Suppliers. Except as set forth on Schedule 4.24, there exists no actual or, to the best knowledge of any Loan Party, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (b) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, except for any such termination, cancellation, limitation, modification or change which could not reasonably be expected to have a Material Adverse Effect.

ARTICLE V

Affirmative Covenants

The Borrower agrees that until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable hereunder:

Section 5.01 Financial Statements and Other Reports. The Borrower shall deliver to the Lenders:

(a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated statements of income, stockholders’ equity and cash flows of the Borrower for such fiscal year, and the related balance sheet of the Borrower as at the end of such fiscal year setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Lenders which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

(b) As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, consolidated statements of income, stockholders’ equity and cash flows of the Borrower, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of the senior financial officer of the Borrower, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(c) As soon as available and in any event within 30 days after the end of each calendar month, consolidated statements of income, stockholders’ equity and cash flows of the Borrower for such month, and the related consolidated balance sheet as at the end of such month, accompanied by the certificate of the senior financial officer of the Borrower, which certificate shall state that said financial statements fairly present the financial condition and results of operations of each Loan Party in accordance with GAAP, as at the end of, and for, such month (subject to normal year-end audit adjustments).

(d) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Security Instrument, as the Lenders may reasonably request.

(e) By September 30 of each fiscal year, the Borrower’s annual business plan for the then current fiscal year (including their proforma balance sheets and income and cash flow projections for such fiscal year).

(f) On the first (1st) Business Day of each calendar week after the Closing Date, commencing on July 18, 2005, a certificate (the “Collateral Coverage Ratio Certificate”) dated as of the end of business on the immediately preceding Business Day, together with such supporting information as Administrative Agent may reasonably request calculating the Collateral Coverage Ratio; provided that Borrower may elect not to deliver a Collateral Coverage Ratio Certificate for up to three consecutive weeks, and provided further that after six months from the initial Disbursement Date, the Lenders may, at their discretion, request that the Collateral Coverage Ratio Certificate be delivered at the end of each calendar month dated the last day of such calendar month.

(g) Within 20 days after (i) the end of each calendar month or (ii) receipt of a request therefor (which may be given from time to time) from the Administrative Agent, (A) a listing and aging of the Accounts of the Borrower and the Domestic Subsidiaries, prepared in reasonable detail and containing such other information as Administrative may reasonably request (including information supporting the progress payments), (B) a summary of the inventory of the Borrower and the Domestic Subsidiaries as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as the Administrative Agent may reasonably request, (C) an accounts receivable aging report detailed by account debtor and aged by invoice date and (D) an accounts payable aging report detailed by account creditor and aged by invoice date.

(h) Quarterly, but at the cost of the Borrower, a report of an independent collateral field examiner approved by the Administrative Agent in writing and reasonably acceptable to the Borrower with respect to the Accounts component of the Loan Parties (provided, however, that if an Event of Default has occurred, the Lender may require such a report more than once per calendar quarter at the cost of the Borrower).

(i) Such other information relating to the condition (financial or otherwise), operations, prospects or business of any Loan Party as from time to time may be reasonably requested by any Lender.

(j) Prior to the issuance or incurrence of any Debt permitted under Section 6.01 or the granting of Liens on any Property that is not collateral to secure the Indebtedness, written notice of the amount of Debt being issued or incurred and the assets proposed to be given as collateral for the Debt.

The Borrower will furnish to the Lenders, at the time it furnishes each set of financial statements pursuant to Section 5.01(a), (b) or (c) above, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 6.11 through 6.17 as of the end of the respective month, fiscal quarter or fiscal year.

Section 5.02 Litigation. The Borrower shall promptly give to the Lenders notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority, affecting the Borrower or any Domestic Subsidiary.

Section 5.03 Corporate Existence, Etc.

(a) The Borrower shall, and shall cause each Domestic Subsidiary to: (i) preserve and maintain its corporate existence and all of its material rights, privileges and franchises; (ii) keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; (iii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; (iv) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (v) permit representatives of the Lenders, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lenders; and (vi) keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations including, without limitation, fire and extended coverage insurance covering all assets, business interruption insurance, workers’ compensation insurance and liability insurance, all in such amounts as are satisfactory to the Lenders.

(b) The Borrower will, and will cause each Domestic Subsidiary to, at its own expense do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all their Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of their Properties will be fully preserved and maintained. The Borrower will, and will cause each Domestic Subsidiary to, operate its Properties or cause or use best efforts to cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(c) The Borrower shall, and shall cause the Domestic Subsidiaries to, permit the Administrative Agent and each Lender upon 3 days’ prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property in a manner consistent with applicable safety requirements and policies of insurance, to examine its files, books and records, except classified governmental material, legally privileged material and material subject to a confidentiality obligation, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as any Lender may reasonably desire; provided that such inspection does not unreasonably interfere with such Loan Party’s operations.

Section 5.04 Further Assurances.

(a) The Borrower will, and will cause each Domestic Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents, including this Agreement. The Borrower at its expense will promptly execute and deliver, or cause to be executed and delivered, to the Lenders upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Loan Party in the Loan Documents, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Loan Documents, or more fully state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the collateral without the signature of the Borrower or any other Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Loan Party authorizes the Administrative Agent to file UCC-1 financing statements utilizing “all assets” descriptions of the collateral.

(c) The Borrower agrees to cause each Domestic Subsidiary of any Loan Party not in existence on the Closing Date, upon formation or acquisition, to promptly and in any event within 3 days after the formation or acquisition, guarantee the Indebtedness by executing the Guarantee and Collateral Agreement, grant to the Administrative Agent a Lien and security interest on substantially all its assets pursuant to the Guarantee and Collateral Agreement, and deliver such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Administrative Agent.

Section 5.05 Sale of Equity. On or before April 30, 2006, the Borrower will sell or issue shares of its capital stock on terms that are reasonably satisfactory to the Administrative Agent in an amount which yields gross cash proceeds of no less than $1,500,000.

Section 5.06 Perfection of Security Interest in Accounts Receivable. Within 60 days of the Closing Date, Borrower shall either (i) execute and deliver to the Administrative Agent the required documentation under the Assignment of Claims Act of 1940 perfecting a lien on accounts receivable owed to the Borrower by the United States government of agencies thereof, or (ii) if the United States government or agencies thereof has not agreed to the novation required for such extension and delivery, cause Primedia Workplace Learning LP, a Delaware limited partnership, to execute and deliver an assignment perfecting a lien on the same accounts receivable; provided, however, that Borrower will deliver a legal opinion in form and substance satisfactory to the Administrative Agent regarding the validity, enforceability and perfection of such assignment in this clause (ii) and such other matters as the Administrative Agent may reasonably request regarding the perfection of such assignment in this clause (ii).

ARTICLE VI

Negative Covenants

The Borrower agrees that, so long as any of the Commitment is in effect and until payment in full of the Indebtedness hereunder, all interest thereon and all other amounts payable hereunder:

Section 6.01 Debt. The Borrower and each of the Domestic Subsidiaries will not incur, create, assume or suffer to exist any Debt, except:

(a) the Notes or other Indebtedness, and any guarantee thereof or suretyship obligation therefore;

(b) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business and which, if greater than 90 days past the invoice or billing date, are being contested in good faith by, any of the Borrower or the Domestic Subsidiaries;

(c) surety bonds to secure performance obligations issued in the ordinary course of business;

(d) debt incurred pursuant to the Carrollton Capital Lease;

(e) purchase money debt to finance the purchase of the Carrollton Facility;

(f) additional Debt that is (A) is subordinated to the prior payment in full in cash of the Indebtedness, (B) is non-amortizing, and (C) becomes payable 91 days after the Maturity Date; provided the net cash proceeds are applied as contemplated by Section 2.04; and

(g) purchase money debt for the financing of equipment provided that the amount of such Debt shall not exceed $100,000 in any fiscal year.

Section 6.02 Liens. Neither the Borrower nor any of the Domestic Subsidiaries will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Indebtedness;

(b) Liens existing on Property owned by the Borrower or any Domestic Subsidiaries on the date of this Agreement which are reflected on Schedule 4.10 attached hereto, and any renewals and extensions (but not increases) thereof;

(c) Liens securing Debt permitted by Section 6.01(e), provided that (i) such Liens are expressly subordinated to the Liens securing the Indebtedness and (ii) such Liens do not secure any Property that is not also collateral for the Indebtedness;

(d) Liens for taxes not yet due or which are being contested in good faith and by appropriate action diligently conducted, and for which adequate reserves with respect thereto are maintained on the financial statements of the applicable Person in accordance with GAAP;

(e) Liens securing obligations permitted by Section 6.01(d);

(f) Liens securing obligations permitted by Section 6.01(f), provided that such Liens only secure Property that is also collateral for the Indebtedness;

(g) Liens securing a purchase money security interest in the equipment financing permitted by Section 6.01(g);

(h) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith and by appropriate action diligently conducted, and for which adequate reserves with respect thereto are maintained on the financial statements of the applicable Person in accordance with GAAP; and

(i) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business each of which is in respect of obligations that are not delinquent or which are being contested in good faith and by appropriate action diligently conducted, and for which adequate reserves with respect thereto are maintained on the financial statements of the applicable Person in accordance with GAAP.

Section 6.03 Investments, Loans and Advances. Neither the Borrower nor any of the Domestic Subsidiaries will make or permit to remain outstanding loans or advances to, or investments in, any Person, except that the foregoing restriction shall not apply to:

(a) investments, loans or advances reflected in the Financial Statements;

(b) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(c) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any financial institution insured by the Federal Deposit Insurance Corporation or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard and Poor’s or Moody’s, respectively;

(d) deposits in money market funds investing exclusively in investments described in Section 6.03(b); and

(e) Investments by the Borrower in a Domestic Subsidiary or in the equity of a Person who, after giving effect to such Investment, becomes a wholly-owned Domestic Subsidiary and a Guarantor; provided that before and after giving effect to such Investment, no Default or Event of Default would exist or result and the Lenders consent to such Investment (such consent not to be unreasonably withheld or delayed).

Section 6.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders, or permit it to purchase or otherwise acquire for value any of their respective stock.

Section 6.05 Sales and Leasebacks. The Borrower will not, and will not permit any Domestic Subsidiary to, enter into any arrangements, directly or indirectly, with any Person, whereby any of them shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby any of them shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which any of them intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Section 6.06 Nature of Business. Neither the Borrower nor any Domestic Subsidiary will allow any material change to be made in the character of its business as carried on at the date hereof.

Section 6.07 Limitation on Leases. The Borrower will not, and will not permit any Domestic Subsidiary, without approval of the Lenders (which approval shall not be unreasonably withheld) to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), under leases or lease agreements (excluding the Carrollton Capital Lease) which would cause the aggregate amount of all payments made by each such Person pursuant to such leases or lease agreements to exceed $100,000 in any period of twelve consecutive calendar months.

Section 6.08 Mergers, Etc. The Borrower will not, and will not permit any Domestic Subsidiary to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) its Property or assets except sales of assets in the ordinary course of business.

Section 6.09 ERISA Compliance. The Borrower will not at any time permit any Plan maintained by it to:

(a) engage in any “prohibited transaction” as such term is defined in Section 4975 of the Code;

(b) incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA; or

(c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of any Loan Party pursuant to Section 4068 of ERISA.

Section 6.10 Sale or Discount of Receivables. The Borrower will not, and will not permit any Domestic Subsidiary to, discount or sell (with or without recourse) any of its Accounts or notes receivable.

Section 6.11 Tangible Net Worth. The Borrower will not permit at any time its Tangible Net Worth to be less than the amounts set forth below for the respective periods:

Period	Tangible Net Worth

Q1 2006 Q2 2006 Q3 2006 Q4 2006 F 2006 Q1 2007 Q2 2007	($600,000) ($2,250,000) ($3,800,000) ($5,250,000) ($5,250,000) ($6,000,000) ($6,750,000)

Section 6.12 Current Ratio. The Borrower will not permit its ratio of (i) Current Assets to (ii) Current Liabilities to be less than 1.0:1.0 at any time.

Section 6.13 Assets/Debt Ratio. The Borrower will not permit its ratio of (i) Current Assets to (ii) Debt to be less than 1.35:1.0 at any time.

Section 6.14 Capital Expenditures. The Borrower will not, and will not permit any Domestic Subsidiary, without approval of the Lenders (which approval shall not be unreasonably withheld), to make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures would exceed $75,000 during any fiscal year net of the cash proceeds received during such fiscal year (or the 90 day period of the prior fiscal year) from the sale of any fixed or capital assets.

Section 6.15 Minimum Cash Balances. The Borrower will maintain at all times on deposit in one or more accounts designated to the Lender a minimum balance of Cash Equivalents of not less than $100,000.

Section 6.16 Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property, and the Borrower will promptly notify the Lenders in writing of any existing, pending or threatened (of which the Borrower has knowledge) action or investigation by any Governmental Authority in connection with any Environmental Laws, except for any such violations or remedial obligations (individually or in the aggregate) which would not have a Material Adverse Effect.

Section 6.17 Collateral Coverage Ratio. The Borrower will not permit at any time its Collateral Coverage Ratio to be less than the ratios set forth below for the respective periods:

Period	Ratio

Closing Date-3/31/06 4/1/06-6/30/06 7/1/06 and thereafter	1.0:1.0 1.125:1.0 1.25:1.0

ARTICLE VII

Events of Default

Section 7.01 Events of Default. If one or more of the following events (“Events of Default”) shall occur and be continuing:

(a) The Borrower shall default in the payment when due of any principal of or interest on the Loans or fees or other amount payable by it hereunder and if such default is with respect to payment of interest, such default shall continue for a period of 3 days; or

(b) Any Loan Party shall default in the payment when due of any principal of or interest on any of its other Debt or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the expiration of any applicable grace period or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

(c) After 15 days notice from the Lenders, any Loan Party shall fail to cure any representation, warranty or certification made or deemed made herein or in any other Security Instrument, or any certificate furnished to the Lenders pursuant to the provisions hereof or any other Security Instrument, which shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d) The Borrower or any of its Domestic Subsidiaries shall default in the performance of any of its obligations under Articles V or VI hereof or under any Security Instrument, and such default shall continue unremedied for a period of 15 days after notice thereof to the Borrower by the Lenders; or

(e) Any Loan Party or any Subsidiary of a Loan Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f) Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced against any Loan Party, without its or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any of them or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 days; or (iv) any order for relief against any Loan Party shall be entered in an involuntary case under the Federal Bankruptcy Code or any other similar statute; or

(h) A final judgment or judgments for the payment of money in excess of $25,000 individually or in the aggregate shall be rendered by a court or courts against any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Loan Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or the occurrence of any uninsured or unindemnified casualty losses exceeding, in the aggregate, $25,000 in any fiscal year; or

(i) An event or condition specified in Section 6.09 shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any ERISA Affiliate shall incur or in the opinion of the Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Lenders, material; or

(j) (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of equity interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of either the Borrower, (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (A) nominated by the board of directors of the Borrower nor (B) appointed by directors so nominated or (iii) the acquisition of direct or indirect control of the Borrower by any Person or group; or

(k) any provision of any Security Instrument shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto or any such Person shall so assert in writing; or the validity or enforceability thereof shall be contested by any Loan Party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof; or

(l) any Security Instrument or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Administrative Agent for the benefit of the Lenders on any collateral purported to be covered thereby; or

(m) any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

(n) any cessation of a substantial part of the business of any Loan Party for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis; or

(o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

(p) the indictment, or the threatened indictment of any Loan Party under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person; or

(q) any Loan Party shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to have a Material Adverse Effect; or

(r) The occurrence of any event having a Material Adverse Effect;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (e), (f) or (g), the Lenders may by notice to the Borrower declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (e), (f) or (g), the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VIII

Administrative Agent

Section 8.01 Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Lender serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its affiliates may lend money to and generally engage in any kind of business with any Loan Party or any of their affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Security Instrument, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or is removed, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder

Section 8.02 Collateral Matters. The Administrative Agent may from time to time make such disbursements and advances (“Agent Advances”) which it, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 9.03. The Administrative Agent Advances shall be repayable on demand and be secured by the collateral and shall bear interest at the Default Rate. The Administrative Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance.

ARTICLE IX

Miscellaneous

Section 9.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note or any other Security Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note or any other Security Instrument preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 9.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telecopy or in writing and telecopied, mailed or delivered to the intended recipient at the address specified below its name on the signature pages hereof or in the other Loan Documents; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, postage prepaid.

Section 9.03 Payment of Expenses, Indemnities, Etc.

The Borrower agrees to:

(a) whether or not the transactions hereby contemplated are consummated (i) pay all reasonable expenses of the Administrative Agent and the Lenders in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement, the Notes (including rating the Notes in connection with the Securitization contemplated in Section 9.14, provided that such expenses related to the rating of the Notes shall not exceed $10,000 per year or a total aggregate amount of $15,000) and the other Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Lenders); (ii) prior to an Event of Default, pay all fees and expenses of the Lenders’ collateral field examiner as agreed between the Borrower and such examiner and, after an Event of Default, all fees and expenses incurred by the collateral field examiner in connection with services directed by the Administrative Agent and the Lenders; and (iii) promptly reimburse the Administrative Agent and the Lenders for all reasonable amounts expended, advanced or incurred to satisfy any obligation of any Loan Party under this Agreement or any Security Instrument or provide advances against such expenses as the Administrative Agent may reasonably request, less $25,000 previously paid to the Administrative Agent.

(b) INDEMNIFY THE ADMINISTRATIVE AGENT, EACH LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES (EACH SUCH PERSON BEING CALLED AN “INDEMNIFIED PARTY”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNIFIED PARTY, INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF ANY LOAN PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) THE LOANS OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF ANY LOAN PARTY BY EACH SUCH PERSON, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE LOAN DOCUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO ANY LOAN PARTY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY ANY LOAN PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY LOAN PARTY, (x) THE PAST OWNERSHIP BY ANY LOAN PARTY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY LOAN PARTY OR ANY OF ITS SUBSIDIARIES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY LOAN PARTY OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO ANY LOAN PARTY OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOANS DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNIFIED PARTY IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNIFIED PARTY NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

THE BORROWER’S OBLIGATIONS UNDER THIS SECTION 9.03 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE PAYMENT OF THE NOTES.

Section 9.04 Amendments, Etc. No provision of this Agreement or any other Loan Documents may be amended, modified or waived without the express written consent of each Lender; and if such amendment would affect the rights, obligations or indemnities of the Administrative Agent, the express written consent of the Administrative Agent.

Section 9.05 Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned, either in whole or in part, by the Borrower without the express written consent of each Lender.

(b) Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement and its Note; provided, however, that (i) such assignment is in an amount that is at least $500,000 or a multiple of $100,000 in excess thereof (except such minimum amount shall not apply to an assignment by a Lender to an affiliate of such Lender or a fund or account managed by such Lender or an affiliate of such Lender), and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an document of assignment and acceptance, in form and substance reasonably satisfactory to the Administrative Agent, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent a processing and recordation fee of $3,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an affiliate of such Lender or a fund or account managed by such Lender or an affiliate of such Lender). Upon such execution, delivery and acceptance, from and after the effective date specified in each assignment and acceptance, (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment and acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment and acceptance, relinquish its rights and be released from its obligations under this Agreement.

Section 9.06 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

Section 9.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 9.08 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 9.09 No Oral Agreements. THIS WRITTEN AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 9.10 Governing Law. This Agreement and the Notes shall be governed by, and construed and enforced in accordance with, the internal substantive laws of the State of New York applicable to contracts executed and to be performed wholly in such state, without regard to the principles of conflicts of laws thereof (other than Section 5-1401 of the General Obligations Laws of the State of New York).

Section 9.11 Interest. It is the intention of the parties hereto that the Lenders shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Lenders notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Loan Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lenders that is contracted for, taken, reserved, charged or received by the Lenders under the Notes, this Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Lenders on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lenders to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lenders may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by the Lenders as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lenders on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lenders to the Borrower). All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lenders, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of the Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Lenders on any date shall be computed at the Highest Lawful Rate applicable to the Lenders pursuant to this Section 8.11 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lenders would be less than the amount of interest payable to the Lenders computed at the Highest Lawful Rate applicable to the Lenders, then the amount of interest payable to the Lenders in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lenders until the total amount of interest payable to the Lenders shall equal the total amount of interest which would have been payable to the Lenders if the total amount of interest had been computed without giving effect to this Section.

Section 9.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 9.13 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower, insofar as it is needed to comply with the Act, in accordance with the Act.

Section 9.14 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, Standard & Poor’s or one or more other rating agencies (the “Rating Agencies”). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose additional costs on the Loan Parties (other than as provided in Section 9.03(a)) and (ii) any such amendment or additional documentation does not adversely affect the rights, or increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans and (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization.

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Borrower:	TRINITY LEARNING CORPORATION
	By: Name: Title:	/s/ Douglas D. Cole Douglas D. Cole Chief Executive Officer

	Address:	3685 Mt. Diablo Blvd., Suite 161 Lafayette, CA 94549 Attn: Chief Financial Officer

Telephone No. (925) (284-8025) Fax No. (925) (284-8023)

Administrative Agent: INSTREAM INVESTMENT PARTNERS, LLC

By: D.B. Zwirn Special Opportunities Fund, L.P., a Member

By: D.B. Zwirn Partners, LLC, its General Partner

By: Zwirn Holdings, LLC, its Managing Member

By: /s/ David A. Proshan
Name: David A. Proshan
Title: General Counsel

c/o Instream Capital
350 California Street, Suite 1940
San Francisco, CA 94104
Attention: Christopher W. Allick
Managing Director
(415) 217-6400 x206 (phone)
(415) 677-9505 (fax)
callick@instreampartners.com

Lender:	INSTREAM CAPITAL LLC
By: /s/ Christopher Allick Name: Christopher Allick Title: Managing Director

c/o Instream Capital
350 California Street, Suite 1940
San Francisco, CA 94104
Attention: Christopher W. Allick
Managing Director
(415) 217-6400 x206 (phone)
(415) 677-9505 (fax)
callick@instreampartners.com

Lender:	INSTREAM CAPITAL LLC

Lender:	BERNARD NATIONAL LOAN INVESTORS, LTD.

	By: Name: Title:	/s/ David A. Proshan David A. Proshan Director

	Address:	745 5th Avenue, 18th Floor

New York, New York 10151

Attention: David Proshan

Office Phone: (646) 720-9100

Fax Phone: (646) 720-9008)

EXHIBIT A

[FORM OF]

NOTE

$[ ] July      , 2005

Trinity Learning Corporation, a Utah corporation (the “Borrower”), with offices at      , for value received, promises and agrees to pay on or before the Maturity Date, to the order of [     ] (the “Lender”) in New York, New York, in immediately available funds, the principal sum of      and No/100 Dollars ($     .00) ( or such lesser amount as may be advanced or so much thereof as may be outstanding pursuant to the Credit Agreement hereinafter mentioned, as shown on the schedule attached hereto and any continuation of such schedule).

All capitalized terms which are used but not defined in this Note shall have the same meanings as in the Credit Agreement dated July 13, 2005, among the Borrower, Instream Investment Partners, LLC, as Administrative Agent and the Lenders party thereto (such Credit Agreement, together with all amendments or supplements thereto, being the “Credit Agreement”).

In addition to the principal sum referred to in the first paragraph of this Note, the Borrower also agrees to pay interest on all amounts hereof so advanced and remaining from time to time unpaid hereon from the date of advance until maturity at 12% per annum, but in no event to exceed the Highest Lawful Rate. Past due principal and interest shall bear interest at 16% per annum, but in no event to exceed the Highest Lawful Rate.

The Borrower will on the Closing Date prepay interest on the Loans made on the Closing Date for the period of three months commencing on the Closing Date. Thereafter, accrued interest will be due and payable monthly in arrears, the first such payment being due and payable on [     ], 2005, and the remaining payments being due and payable on the last day of each and every succeeding calendar month thereafter and at the Maturity Date.

All payments of interest shall be computed on the per annum basis of a year of 360 days and for the actual number of days (including the first day but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.

The Lender is hereby authorized to record its Loans and all payments and prepayments hereunder on account of principal and interest on the schedule attached hereto and made a part hereof for all purposes and to provide continuations to such schedule as may be necessary. The failure of the Lender to record any such amounts shall not diminish or impair the Borrower’s obligation to repay all principal advanced and to pay all interest accruing under this Note.

Each payment and prepayment made by the Borrower under this Note shall be made in immediately available funds before 12:00 noon, New York, New York time, on the date that such payment or prepayment is required to be made. Any payment or prepayment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Lender’s next following day.

If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this note the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder.

If default is made in the payment of this Note (whether of principal, interest or other amounts) when due (regardless of how the maturity of this Note may be brought about) and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, the Borrower agrees and is also to pay to the owner and holder of this Note the reasonable attorneys’ fees incurred by the holder in connection therewith.

This Note is issued pursuant to and is entitled to the benefits of the Credit Agreement. Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein and for all other pertinent purposes. It is contemplated that by reason of prepayment hereon there may be times when no Indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Loans made pursuant to the Credit Agreement subsequent to each occurrence.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Borrower or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, this Note on the part of any other person or entity.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Trinity Learning Corporation

By:

Name:

Title:

$[ ] [New York, New York] July      , 2005

SCHEDULE
OF
LOAN AND PAYMENTS OF PRINCIPAL AND INTEREST

		Amount of Principal	Amount of Interest	Unpaid Principal
Date	Amount of Loan	Paid or Prepaid	Paid	Balance of Loans	Notation Made by
July , 2005

EXHIBIT B

Additional Security Instruments

1.	Registration Rights Agreement

2.	Common Stock Purchase Warrant

3.	Landlord Subordination Agreement

4.	Lockbox and Deposit Account Control Agreement

5. Intellectual Property Filings

6. UCC-1 Filings with respect to the Guarantee and Collateral Agreement

SCHEDULE A

LENDERS AND COMMITMENTS

Lender Commitment Applicable Percentage

Instream Capital LLC	$450,000.00	10%
Bernard National Loan Investors, Ltd.	$4,050,000.00	90%

Total	$4,500,000.00	100%